Exhibit 10.22

OPTION CANCELLATION AGREEMENT

This OPTION CANCELLATION AGREEMENT (this “Agreement”) is dated as of March 4, 2014 (the “Effective Date”) and is entered into by Snap Interactive, Inc., a Delaware corporation (the “Company”), and Jon Pedersen (the “Optionee”).  Terms used in this Agreement with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Nonqualified Stock Option Agreement by and between the Optionee and the Company, dated as of April 10, 2013 (the “Option Agreement”).

WHEREAS, under the Option Agreement, granted outside of the Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “Plan”), the Company granted to the Optionee a stock option to purchase seven hundred thousand (700,000) full shares of Common Stock of the Company at an exercise price equal to $0.52 per share (the “Option”);

WHEREAS, the Company and the Optionee desire to cancel the entire Option as it relates to all seven hundred thousand (700,000) shares of Common Stock of the Company as of the date hereof (the “Cancellation Date”), so that on and after the Cancellation Date, the entire Option and Option Agreement shall be cancelled and of no further effect; and

WHEREAS, the Company desires to grant the Optionee a new stock option in connection with the cancellation of the Option.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF OPTIONS

1.1           Cancellation of Options.  In exchange for the consideration described in Section 1.2 below, the Optionee hereby agrees that the Option Agreement and the Option granted thereunder shall be cancelled, terminated, and of no further force or effect, effective as of the Cancellation Date, and neither the Company nor the Optionee shall have any further rights or obligations with respect to the Option, the Option Agreement, or with respect to any Common Stock of the Company that could have been purchased upon exercise of the Option under the Option Agreement.

1.2           New Option Grant.  In exchange for the Optionee’s agreement to cancel the Option and the Option Agreement, and for the release of claims set forth in Section 1.3 below, the Company hereby agrees to grant the Optionee, as soon as administratively practicable after the Cancellation Date and subject to Board approval, an option (the “New Option”) to purchase twenty-five thousand (25,000) full shares of Common Stock of the Company at an exercise price equal to the Fair Market Value (as defined in the Plan) per share of the Common Stock on the New Option’s date of grant, with one hundred percent (100%) of the New Option vesting on the six (6) month anniversary of its date of grant, subject to any forfeiture or acceleration provisions set forth in the nonqualified stock option agreement.

1.3           Release.

(a)           Effective as of the Cancellation Date, the Optionee, for the Optionee and the Optionee’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Option, the Option Agreement, and the Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity, or under statute, which the Optionee or the Optionee’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)           The Optionee covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4           Further Assurances.  Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.5           Representations and Warranties.  The Optionee hereby represents and warrants to the Company that the Optionee has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes the legal, valid, and binding obligation of the Optionee, enforceable against the Optionee in accordance with its terms.  The Optionee has read and understood this Agreement and is entering into this Agreement voluntarily.  The Optionee agrees that this Agreement provides good and valuable consideration for the Optionee’s agreements herein.

MISCELLANEOUS

2.1           Captions.  The captions used in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

2.2           Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, successors, and assigns.

2.3           Execution.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

2.4           Entire Agreement.  This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement, and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

2.5           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

2.6           Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he most recently provided to the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

SNAP INTERACTIVE, INC.

By:	/s/ Clifford Lerner
Name: Clifford Lerner Title: CEO

THE OPTIONEE

/s/ Jon Pedersen
Jon Pedersen